EXHIBIT 99.1

Approved:	Gary H. Schoenfeld President and Chief Executive Officer (562) 565-8267

FOR IMMEDIATE RELEASE

Contact:	Chad A. Jacobs/Brendon E. Frey Integrated Corporate Relations (203) 222-9013

VANS, INC. ANNOUNCES RESUMPTION OF STOCK REPURCHASE PROGRAM

               Santa Fe Springs, California, July 30, 2002 — Vans, Inc. (Nasdaq: VANS) today announced that the Company has resumed making purchases of its common stock under the 1 million share repurchase program the Board of Directors approved in September 2001.

Vans, Inc. is a leading branded lifestyle company for the youth market. Vans reaches its 10 to 24 year-old target consumers through the sponsorship of Core Sports,™ such as skateboarding, snowboarding, surfing and wakeboarding, and through major entertainment events and venues, such as the VANS Triple Crown™ Series, the VANS Warped Tour,® the VANS World Amateur Skateboarding Championships, 12 large-scale VANS skateparks, and the VANS High Cascade Snowboard Camp,® located on Mt. Hood. The Company operates 167 retail stores in the U.S. and Europe, and designs, markets and distributes active-casual footwear, clothing and accessories, performance footwear for Core Sports, ™ snowboard boots, step-in snowboard boot bindings, and outerwear worldwide. Vans’ Internet address is www.vans.com.